Exhibit 99.1

Sirona Reports Fiscal 2015 Second Quarter Results

•	Second quarter revenues of $257.3 million, up 2.0% in local currencies* compared to prior year, but down 9.0% reported in U.S. dollars.

•	Second quarter diluted earnings per share of $0.64 on a GAAP reported basis compared to $0.66 in the prior year. Second quarter non-GAAP adjusted EPS* of $0.76, down 5.4% compared to $0.80 in the prior year.

•	Management reiterates guidance of FY15 local currency revenue growth of 6% to 8%, and non-GAAP adjusted EPS* in the range of $3.95 to $4.05.

Long Island City, New York, May 8, 2015 – Sirona (Nasdaq: SIRO), the dental technology leader, today announced its financial results for the quarter ended March 31, 2015.

Second Quarter Fiscal 2015 vs. Second Quarter Fiscal 2014 Financial Results

Revenue was $257.3 million, a decrease of $25.4 million or down 9.0% in U.S. dollars and up 2.0% on a local currency basis. The Company's business segments performed as follows: CAD/CAM Systems decreased 6.6% (up 2.9% on a local currency basis), Imaging Systems decreased 8.2% (down 0.7% on a local currency basis), Instruments decreased 10.8% (up 6.1% on a local currency basis), and Treatment Centers decreased 13.8% (up 2.2% on a local currency basis).

Revenue growth was led by the United States which increased 8.6% on strong demand for our Imaging products and continued growth in CAD/CAM new user sales.

International revenues decreased 15.3% in U.S. dollars, but in local currency decreased 0.4%. The decline was primarily driven by Japan, which faced a difficult comparable with last year’s pre-buying ahead of the consumption tax increase.

Gross profit was $143.8 million, down $7.7 million. Gross profit margin was 55.9% in the second quarter of Fiscal 2015, compared to 53.6% in the prior year. The increase in the gross profit margin was mainly due to the benefit of foreign exchange effects as well as reduced amortization and depreciation expense resulting from the step-up to fair values of tangible and intangible assets.

Net income attributable to Sirona Dental Systems, Inc. for the second quarter of 2015 was $36.0 million, or $0.64 per diluted share, versus $37.3 million, or $0.66 per diluted share in the prior year period. Non-GAAP adjusted earnings per diluted share for the second quarter of 2015 was $0.76 compared to $0.80 in the prior year quarter, or a decrease of 5.4%. A reconciliation of the non-GAAP measure to earnings per share calculated on a GAAP basis is provided in the attached table.

At March 31, 2015, the Company had cash and cash equivalents of $400.3 million and total debt of $78.6 million, resulting in net cash of $321.7 million. This compares to net cash of $288.6 million at December 31, 2014 and $175.7 million a year ago.

Jeffrey T. Slovin, President and CEO of Sirona commented: “During the second quarter, 2.0% local currency growth was driven by a combination of factors, led by solid 8.6% growth in the U.S. Instruments and Treatment Centers continued their positive momentum. CAD/CAM returned to growth driven by strong new user demand. Imaging sales slightly declined with dealers awaiting the launch of our new Orthophos SL platform. Overall, our year to date performance is in line with our expectations.”

Mr. Slovin continued: “The International Dental Show in March was a tremendous success as we introduced a record number of new products and received a significant number of new orders. The positive reaction to our new products and the market’s clear evolution towards digital dentistry affirmed our outlook for a very strong back half of the fiscal year, reflecting broad based growth across our portfolio.”

Fiscal 2015 Guidance

Management reiterates guidance of FY15 local currency revenue growth of 6% to 8% and non-GAAP adjusted EPS* in the range of $3.95 to $4.05 (reflecting growth of approximately 8% to 10%).

Conference Call/Webcast Information

Sirona will hold a conference call to discuss its financial results at 8:30 a.m. Eastern Time on May 8, 2015. The teleconference can be accessed by calling +1-855-793-2460 (domestic) or +1-631-485-4924 (international) using passcode # 21230764. The webcast will be available via the Internet at http://ir.sirona.com , and a presentation relating to the call will be available on our website. A replay of the conference call will be available through May 22, 2015 by calling +1-855-859-2056 (domestic) or +1-404-537-3406 (international) using passcode #21230764. A web archive will be available for 30 days at www.sirona.com .

About Sirona Dental Systems, Inc.

Sirona, the dental technology leader, has served dealers and dentists worldwide for more than 130 years. Sirona develops, manufactures, and markets a complete line of dental products, including CAD/CAM restoration systems (CEREC), digital intra-oral, panoramic and 3D imaging systems, dental treatment centers, and handpieces. Visit http://www.sirona.com for more information about Sirona and its products.

Contact information:

Joshua Zable

Vice President, Investor Relations

+1-718-482-2184

joshua.zable@sirona.com

This press release contains forward-looking information about Sirona Dental Systems, Inc.’s financial results, guidance and estimates, business prospects, and products and services that involve substantial risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You can identify these statements by the use of words such as "may," "could," "estimate," "will," "believe," "anticipate," "think," "intend," "expect," "project," "plan," "target," "forecast", and similar words and expressions which identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance and involve known and unknown risks and uncertainties, and other factors. Readers are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. For a discussion of such risks, uncertainties and other matters that could cause actual results to differ materially, including risks relating to, among other factors, the market for dental product and services, pricing, future sales volume of the Company's products, the possibility of changing economic, market and competitive conditions, dependence on products, dependence on key personnel, technological developments, intense competition, market uncertainties, dependence on distributors, ability to manage growth, dependence on key suppliers, dependence on key members of management, government regulation, acquisitions and affiliations and currency exchange rate fluctuations, readers are urged to carefully review and consider various disclosures made by the Company in its Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K filed with the U.S. Securities and Exchange Commission, which can be accessed through the SEC’s website, www.sec.gov . This presentation contains non-GAAP financial measures, which should not be viewed in isolation and do not purport to be an alternative to net income (loss) as an indicator of operating performance or an alternative to cash flows from operating activities as a measure of liquidity. The Company assumes no obligation to and expressly disclaims any obligation to update or revise any forward-looking statements contained in this document to reflect new information or future events or developments after the date any such statement is made.

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME

(UNAUDITED)

	Three months ended		Six months ended
	March 31,		March 31,
(In millions, except for share and per share amounts) (Unaudited)	2015	2014	2015	2014
REVENUE	$257.3	$282.7	$550.3	$581.4
Cost of goods sold	(113.5)	(131.2)	(243.6)	(267.2)
GROSS PROFIT	143.8	151.5	306.7	314.2
Selling, general and administrative expense	(82.1)	(87.2)	(169.9)	(175.2)
Research and development expense	(14.2)	(16.4)	(29.0)	(31.5)
Net other operating income (loss)	2.5	2.5	5.0	5.0
OPERATING INCOME	50.0	50.4	112.8	112.5
Gain (loss) on foreign currency transactions	0.9	2.0	(1.3)	(0.6)
Gain (loss) on derivative instruments	(2.7)	(1.5)	(2.3)	(0.9)
Interest income (expense)	(0.8)	(0.9)	(1.7)	(1.7)
Other income (expense)	(0.2)	(0.4)	0.5	(0.9)
INCOME BEFORE TAXES	47.2	49.6	108.0	108.4
Income tax benefit (expense)	(10.8)	(11.7)	(24.8)	(25.5)
NET INCOME	36.4	37.9	83.2	82.9
Net (income) loss attributable to noncontrolling interests	(0.4)	(0.6)	(1.2)	(1.4)
NET INCOME ATTRIBUTABLE TO SIRONA DENTAL SYSTEMS, INC.	$36.0	$37.3	$82.0	$81.5

INCOME PER SHARE (attributable to Sirona Dental Systems, Inc. common shareholders)
Basic	$0.65	$0.67	$1.48	$1.48
Diluted	$0.64	$0.66	$1.46	$1.45
Weighted average shares - basic	55,563,362	55,309,421	55,495,258	55,186,566
Weighted average shares - diluted	56,361,599	56,199,246	56,331,504	56,172,320

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31,	September 30,
(In millions, except for share and par value amounts) (Unaudited)	2015	2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$400.3	$382.8
Restricted cash	0.7	0.8
Accounts receivable, net of allowance for doubtful accounts	135.6	115.6
Inventories, net	126.4	123.4
Deferred tax assets	31.4	29.7
Prepaid expenses and other current assets	31.6	26.8
Income tax receivable	7.7	8.0
TOTAL CURRENT ASSETS	733.7	687.1
Property, plant and equipment, net of accumulated depreciation	194.1	221.0
of $168.0 and $171.3, respectively
Goodwill	553.9	629.3
Intangible assets, net of accumulated amortization	213.5	252.8
of $467.6 and $511.3, respectively
Other non-current assets	4.2	5.3
Deferred tax assets	12.5	15.5
TOTAL ASSETS	$1,711.9	$1,811.0

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Trade accounts payable	$55.0	$59.9
Short-term financial liabilities	23.2	1.5
Income taxes payable	1.9	6.1
Deferred tax liabilities	2.7	2.2
Accrued liabilities and deferred income	172.9	167.6
TOTAL CURRENT LIABILITIES	255.7	237.3
Long-term financial liabilities	55.4	78.0
Deferred tax liabilities	97.0	111.8
Other non-current liabilities	22.3	25.1
Pension related provisions	61.1	71.7
Deferred income	19.4	25.9
TOTAL LIABILITIES	510.9	549.8
SHAREHOLDERS' EQUITY
Preferred stock ($0.01 par value; 5,000,000 shares authorized;	0	0
none issued and outstanding)
Common stock ($0.01 par value; 95,000,000 shares authorized;	0.6	0.6
58,025,235 shares issued; 55,553,736 shares outstanding at Mar. 31, 2015; 57,776,336 shares issued; 55,364,617 shares outstanding at Sept. 30, 2014)
Additional paid-in capital	708.8	697.9
Treasury stock, at cost	(132.0)	(126.8)

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

2,471,499 shares held at cost at Mar. 31, 2015; 2,411,719 shares held at cost at Sept. 30, 2014
Retained earnings	841.9	759.9
Accumulated other comprehensive income (loss)	(220.2)	(72.8)
TOTAL SIRONA DENTAL SYSTEMS, INC. SHAREHOLDERS' EQUITY	1,199.1	1,258.8
NONCONTROLLING INTERESTS	1.9	2.4
TOTAL SHAREHOLDERS' EQUITY	1,201.0	1,261.2
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$1,711.9	$1,811.0

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six months ended
	March 31,
(In millions) (Unaudited)	2015	2014
OPERATING ACTIVITIES
NET INCOME	$83.2	$82.9

ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
Depreciation and amortization	35.1	37.7
(Gain) loss on derivative instruments and foreign currency transactions	3.6	1.5
Deferred income taxes	(2.4)	(9.2)
Share-based compensation expense	6.6	6.4
Other adjustments	0.3	0.3
TOTAL ADJUSTMENTS TO RECONCILE NET INCOME TO OPERATING CASH FLOWS	43.2	36.7

CHANGES IN ASSETS AND LIABILITIES
Accounts receivable	(36.3)	(5.2)
Inventories	(20.5)	(19.9)
Trade accounts payable	2.2	(16.3)
Other current and non-current assets	(9.2)	6.0
Other current and non-current liabilities	14.5	(6.4)
Current income taxes	(3.7)	1.1
EFFECT OF CHANGES IN ASSETS AND LIABILITIES ON OPERATING CASH FLOWS	(53.0)	(40.7)

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	73.4	78.9
INVESTING ACTIVITIES
Investment in property, plant and equipment	(25.1)	(61.1)
Proceeds from sale of property, plant and equipment	0.4	0.4
Purchase of intangible assets	(0.3)	(0.2)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	$(25.0)	$(60.9)

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six months ended
	March 31,
(In millions) (Unaudited)	2015	2014
FINANCING ACTIVITIES
Purchase of treasury stock	(5.2)	(6.1)
Dividend distributions to noncontrolling interest	-	(1.5)
Common shares issued under share based compensation plans	3.4	5.4
Tax effect of common shares issued under share based compensation plans	(3.0)	(3.5)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(4.8)	(5.7)
CHANGE IN CASH AND CASH EQUIVALENTS	43.6	12.3
Effect of exchange rate change on cash and cash equivalents	(26.1)	1.3
Cash and cash equivalents at beginning of period	382.8	241.7

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$400.3	$255.3

SUPPLEMENTAL INFORMATION
GENERAL
Interest paid	$1.1	$1.7
Interest capitalized	0.1	0.2
Income taxes paid	22.9	28.8

Reconciliation of GAAP and Non-GAAP Information (unaudited)

HISTORICAL

Non-GAAP Adjusted Net Income Financial Measures

(unaudited)

Non-GAAP Financial Measures (GAAP reconciliation)	Three months ended
	March 31, 2015
(In millions, except for per share and percent amounts)	Pre Tax	Tax Impact*	After Tax	Per Diluted Share
GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$36.0	$0.64
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$6.5	$1.5	5.0
(Gain) loss on foreign currency transactions, net	(0.9)	(0.2)	(0.7)
(Gain) loss on derivative instruments	2.7	0.6	2.1
Other items:
Compensation charge for expenses in connection with the CEO/CFO Transition	0.3	0.1	0.2
Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$42.6	$0.76

* tax impact calculated using estimated effective tax rate of 23%

Non-GAAP Financial Measures (GAAP reconciliation)	Three months ended
	March 31, 2014
(In millions, except for per share and percent amounts)	Pre Tax	Tax Impact*	After Tax	Per Diluted Share
GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$37.3	$0.66
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$8.8	$2.1	6.7
(Gain)/loss on foreign currency transactions, net	(2.0)	(0.5)	(1.5)
(Gain)/loss on derivative instruments	1.5	0.4	1.1
Other items:
Non-cash compensation charge for the revaluation of share based compensation in connection with the Transition Agreement for the departing CEO and Chairman	1.6	0.4	1.2
Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$44.9	$0.80

* tax impact calculated using estimated effective tax rate of 23.5%

Reconciliation of GAAP and Non-GAAP Information (unaudited)

HISTORICAL

Non-GAAP Adjusted Net Income Financial Measures

(unaudited)

Non-GAAP Financial Measures (GAAP reconciliation)	Six months ended
	March 31, 2015
(In millions, except for per share and percent amounts)	Pre Tax	Tax Impact*	After Tax	Per Diluted Share
GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$82.0	$1.46
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$13.6	$3.1	10.5
(Gain)/loss on foreign currency transactions, net	1.3	0.3	1.0
(Gain)/loss on derivative instruments	2.3	0.5	1.8
Other items:

Non-recurring legal and other advisory expense	1.1	0.2	0.9
Compensation charge for expenses in connection with the CEO/CFO Transition	0.5	0.1	0.4
Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$96.6	$1.71

* tax impact calculated using estimated effective tax rate of 23%

Non-GAAP Financial Measures (GAAP reconciliation)	Six months ended
	March 31, 2014
(In millions, except for per share and percent amounts)	Pre Tax	Tax Impact*	After Tax	Per Diluted Share
GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$81.5	$1.45
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$18.3	$4.3	14.0
(Gain)/loss on foreign currency transactions, net	0.6	0.1	0.5
(Gain)/loss on derivative instruments	0.9	0.2	0.7
Other items:
Non-cash compensation charge for the revaluation of share based compensation in connection with the Transition Agreement for the departing CEO and Chairman	2.9	0.7	2.2
Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$98.9	$1.76

* tax impact calculated using estimated effective tax rate of 23.5%

FORWARD-LOOKING

Non-GAAP Adjusted EPS Guidance (unaudited)

Financial Guidance (Non-GAAP Adjusted Earnings per Share)	Low End of Guidance
(In millions, except for per share amounts)	Pre-Tax	Tax Impact	After Tax	Per Diluted Share
GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$193	$3.45
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$32	$7	$25
(Gain)/loss on foreign currency transactions, net **	1	-	1
(Gain)/loss on derivative instruments, net **	2	1	1
Other items:
	2	1	1
Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$221	$3.95

Financial Guidance (Non-GAAP Adjusted Earnings per Share)	High End of Guidance
(In millions, except for per share amounts)	Pre-Tax	Tax Impact	After Tax	Per Diluted Share
GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$199	$3.55
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$32	$7	25
(Gain)/loss on foreign currency transactions, net **	1	-	1
(Gain)/loss on derivative instruments, net **	2	1	1
Other items:
	2	1	1
Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$227	$4.05

** We do not predict future exchange rate developments in our guidance.

To supplement our consolidated financial statements and our business outlook, we use the following non-GAAP financial measures: (i) non-GAAP adjusted net income, and (ii) non-GAAP adjusted earnings per diluted share, which exclude, as applicable, amortization and depreciation expense resulting from the step-up to fair values of intangible and tangible assets related to past business combinations, gain/loss on foreign currency transactions, gain/loss on derivative instruments, any related tax effects, and to the extent relevant in a particular period, any other cash or non-cash items that management does not view as indicative of its ongoing operating performance. Also set forth above under the heading “FORWARD-LOOKING” are reconciliations of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that they might not be comparable with similar non-GAAP measures used by other companies and that management must exercise judgment in determining which types of charges and other items should be excluded from its non-GAAP financial measures. Management currently compensates for these limitations by providing full disclosure of each non-GAAP financial measure and a reconciliation to the most directly comparable GAAP measure. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding Sirona’s operating performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes the impact of acquisition-related intangible depreciation and amortization in order to compare our underlying financial performance to prior periods, certain charges and income related to currency revaluation of assets and liabilities that do not reflect our period-to-period core operating performance, and to the extent relevant in a particular period, any other cash or non-cash items that management does not view as indicative of its ongoing operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are provided to and used by our institutional investors and the analyst community to facilitate comparisons with prior and subsequent reporting periods.

Local Currency: Certain revenue information is presented on a local currency basis (“Local Currency”). This information is a non-GAAP financial measure. Sirona supplementally presents this revenue information because it believes doing so facilitates a comparison of its operating results from period to period without regard to changes resulting solely from fluctuations in currency rates.

Sirona calculates Local Currency revenue growth by comparing current-period local revenues to prior-period local revenues with both periods converted at the U.S. Dollar/local currency average foreign exchange rate for each month of the prior period.

Our forecasted 2015 constant currency net revenue growth guidance excludes the impact of U.S Dollar/Euro exchange rate fluctuations due to the unpredictability of future changes in foreign exchange rates. Therefore, we do not provide a reconciliation of these measures.